EXHIBIT 10.11

BUSINESS PARK LEASE

THIS LEASE is made this 13th day of October, 2006, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as “Landlord,” and CORIUM INTERNATIONAL, INC., a Delaware corporation, herein referred to as “Tenant”.

WITNESSETH:

ARTICLE 1 - Premises and Term

Section 1.1.           Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises located at 235 Constitution Drive, Menlo Park, California, including the building and other improvements thereon (as described in Exhibit “A” and located substantially as shown on Exhibit “B” attached hereto) upon and subject to the terms and provisions of this Lease for a demised term of seven (7) years (plus any partial period prior to the commencement of the first full calendar month), commencing thirty (30) days after delivery of possession of the demised premises to Tenant, and ending on the last day of the seventh (7th) year (exclusive of such partial period, if any) after such commencement.  Landlord shall deliver possession of the demised premises to Tenant on or about December 1, 2006.

Upon Landlord’s delivery of the demised premises to Tenant, Tenant shall have the right to occupy the demised premises on a rent-free basis until commencement of the demised term for the purposes of performing the Tenant Improvements described in Section 3.2 and installing its furniture and equipment therein.  All of the provisions of this Lease, including Tenant’s obligations with respect to insurance and indemnities, shall be applicable as of the date Tenant occupies any portion of the demised premises.  In addition, during such period of construction of the Tenant Improvements in the demised premises, Tenant shall carry, at its expense, insurance against loss and damage by fire with an “All Risk” endorsement for the full insurable value of such Tenant Improvements.

ARTICLE 2 - Rent

Section 2.1.           Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, base rent for each year of the demised term as follows: for the first (1st) year during the demised term, the amount of Two Hundred Fifty Two Thousand Dollars ($252,000.00) per annum, payable in twelve (12) equal monthly installments of Twenty One Thousand Dollars ($21,000.00); for the second (2nd) year during the demised term, the amount of Three Hundred Thirty Six Thousand Dollars ($336,000.00) per annum, payable in twelve (12) equal monthly installments of Twenty Eight Thousand Dollars ($28,000.00); for the third (3rd) year during the demised term, the amount of Four Hundred Twenty Two Thousand Seven Hundred Fifteen and 60/100 Dollars ($422,715.60) per annum, payable in twelve (12) equal monthly installments of Thirty-Five Thousand Two Hundred Twenty Six and 30/100 Dollars ($35,226.30); for the fourth (4th) year during the demised term, the amount of Four Hundred Thirty Seven Thousand Two Hundred Ninety Two Dollars ($437,292.00) per annum, payable in twelve (12) equal monthly installments of Thirty

Six Thousand Four Hundred Forty One Dollars ($36,441.00); for the fifth (5th) year during the demised term, the amount of Four Hundred Fifty-One Thousand Eight Hundred Sixty Eight and 40/100 Dollars ($451,868.40) per annum, payable in twelve (12) equal monthly installments of Thirty-Seven Thousand Six Hundred Fifty-Five and 70/100 Dollars ($37,655.70); for the sixth (6th) year during the demised term, the amount of Four Hundred Sixty-Six Thousand Four Hundred Forty-Four and 80/100 Dollars ($466,444.80) per annum, payable in twelve (12) equal monthly installments of Thirty-Eight Thousand Eight Hundred Seventy and 40/100 Dollars ($38,870.40); and for the seventh (7th) year during the demised term, the amount of Four Hundred Eighty-One Thousand Twenty-One and 20/100 Dollars ($481,021.20) per annum, payable in twelve (12) equal monthly installments of Forty Thousand Eighty-Five and 10/100 Dollars ($40,085.10).  Base rent shall be paid monthly in advance on the first (1st) day of each calendar month.

Section 2.2.           For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof.  For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

Section 2.3.           All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at Sixty 31st Avenue, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

Section 2.4.           Upon execution of this Lease, Tenant shall pay to the Landlord the following:

(A)          Twenty One Thousand Dollars ($21,000.00) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

(B)          Forty Thousand Eighty-Five and 10/100 Dollars ($40,085.10) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

Section 2.5.           In addition to base rent under Section 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term “rent” wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.  Landlord represents that the current estimated recurring operating expenses and taxes as of the date of this Lease are approximately $0.18 per rentable square foot per month, and are subject to increase pursuant to the provisions of this Lease.

Section 2.6.           Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued.  Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3 - Landlord’s Work - Tenant’s Work

Section 3.1.           Except as provided herein below, Landlord shall not be required to perform any work in the demised premises, and Tenant accepts the demised premises in an “as is” condition.  Landlord shall deliver the demised premises to Tenant with the roof watertight and the parking lot, existing HVAC systems and existing plumbing, electrical and other building systems (excluding, however, any systems installed by the prior tenant including those described in the following sentence) in good working order.  All existing lab benches, eight (8) vented fume hoods, existing cubicles, computer network wiring and DI water system in a decommissioned state (without the softener portion of the system) left at the demised premises by the prior tenant shall remain in place at the demised premises, but Landlord makes no representation as to the condition of the same or their suitability for use by Tenant.  Such items may be used by Tenant but shall remain in the demised premises at the end of the demised term (except for the computer network wiring, which Landlord may require Tenant to remove pursuant to the provisions of Section 12.2. below).

As an inducement to Tenant to lease the demised premises from Landlord, Landlord agrees to provide to Tenant the amount of Seventy-Two Thousand Eight Hundred Eighty-Two Dollars ($72,882.00) (the “Inducement”) in accordance with the provisions of Exhibit “E” attached hereto.

Section 3.2.           Tenant shall provide certain interior improvements (“Tenant Improvements”) in the demised premises in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord’s architect before work is commenced and which plans, once approved, shall become Exhibit “C” hereto.  All such Tenant Improvements shall be made at the sole cost of Tenant in accordance with Exhibit “C” hereto.

The Tenant Improvements will be constructed in accordance with plans and specifications therefor to be prepared by a reputable architect, under Tenant’s direction, which architect shall be approved by Landlord (the “Architect”).  Immediately following approval of the plans and specifications, Tenant shall apply for all requisite building permits and approvals for construction of the Tenant Improvements.  Promptly following issuance of building permits, Tenant shall cause the Tenant Improvements to be constructed by a reputable general contractor licensed to do business in the State of California which contractor shall be approved by Landlord (the “General Contractor”) and diligently prosecuted to completion in a good and workmanlike manner in accordance with the approved plans and specifications.  Tenant shall have the right to make changes to the plans and specifications from time to time provided such changes are approved in advance in writing by Landlord.

Landlord shall have the right to monitor the construction of the Tenant Improvements for conformance with the plans and specifications.  Any deviations from the plans and specifications reported by Landlord to Tenant shall be corrected promptly.  Tenant agrees to hold, or cause the General Contractor to hold, on-site weekly construction meetings at a time made known to Landlord’s representative who shall have the right to attend such meetings for the purpose of monitoring the progress of the construction.  Landlord’s representative shall also have access to the demised premises at all times during construction for the purpose of inspecting the work in progress.

In connection with Tenant’s work in the demised premises, including the Tenant Improvements, Tenant and its General Contractor agree to abide by the provisions of the Insurance Requirements, attached hereto as Exhibit “D” and made a part hereof.

Tenant shall furnish Landlord with a set of “as built” plans therefor in such format which is compatible to Landlord’s computer aided design software after all such work is completed.

Section 3.3.           Any additional work to be performed during the demised term hereof shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord’s Architect before work is commenced and otherwise pursuant to the provisions of Section 3.2. above.

ARTICLE 4 - Streets

Section 4.1.           Tenant agrees to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Parking and Accommodation Areas and to allow Landlord to post the streets for no parking.

ARTICLE 5 - Utility Services

Section 5.1.           Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building.  Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called “sewer connection charges” based on increased wastewater discharge from the demised premises exclusively.  Tenant shall maintain such connections of utilities to the demised premises and the building.  Tenant shall pay for water, gas and electricity directly to the utility providers.

Section 5.2.           Landlord shall not be liable to Tenant for the failure of any utility services.

ARTICLE 6 - Assignment - Change of Ownership

Section 6.1.

A.            Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant’s interest in and to the demised premises without first procuring the written consent of Landlord.  Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord’s written consent shall be void and confer no rights upon any third person.  Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld or delayed provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than thirty (30) days notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option to terminate this Lease with respect to the space to be assigned or subleased by notice to Tenant given within thirty (30) days of Landlord’s receipt of Tenant’s notice; provided, however, that Tenant shall have the right to withdraw Tenant’s notice within ten (10) business days of Tenant’s receipt of Landlord’s termination notice in which event Tenant’s original notice shall be deemed to never have been given and the Lease shall not terminate.  Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term.  Tenant agrees to reimburse Landlord for Landlord’s reasonable outside attorneys’ fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant’s interest in and to the demised premises.  If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

(a)           in the case of each and every assignment, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

(b)           in the case of each and every sublease, ALL rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease, LESS all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); provided that, with respect to any sublease entered into on or after the twenty-fifth (25th) month of the demised term, Tenant shall pay to Landlord, in-lieu of the foregoing, one-half (1/2) of the amount by which all rent, and/or other monies, property, and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease exceeds the sum of:

(i)            all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); plus

(ii)           attorney’s fees up to $1,000.00 actually paid by Tenant to an independent outside attorney and commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker, amortized over the term of the sublease, commencing with the date on which the sublease term commences; plus

(iii)          the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord’s prior written consent) solely to prepare the sublease space for the subtenant, amortized over the period of the term of the sublease, commencing with the date on which the sublease commences.

B.            Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, One (1) executed copy of such written instrument shall be delivered to Landlord, Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

C.            If Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of, any stock or interest in such corporation, association or partnership in one or more transactions in the aggregate in excess of fifty percent (50%) shall be deemed an assignment within the meaning and provisions of this Section 6.1; provided, however, that original issuances of Tenant’s stock in financings for fair market value shall not be taken into account in determining whether such fifty percent (50%) limitation has been exceeded.

D.            Landlord’s rights to assign this Lease are and shall remain unqualified.  Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

E.            The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this Section 6.1.

F.             Notwithstanding anything to the contrary herein, Tenant may, without Landlord’s prior written consent, sublet the demised premises or assign the Lease to an Affiliate of Tenant (as defined herein below) under the conditions contained herein.  For the purposes hereof, an Affiliate of Tenant is any entity controlling, controlled or under common control with Tenant.  Any such Affiliate of Tenant shall agree in writing, in form satisfactory to Landlord, to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, without any modification of this Lease.  Tenant shall provide Landlord with the following no later than ten (10) days prior to the effective date of the proposed transfer; (i) the name and address of the Affiliate of Tenant, (ii) a copy of the proposed sublet or assignment agreement, and (iii) such reasonable information as may be requested by Landlord to substantiate that the proposed assignee or sublessee qualifies as an Affiliate of Tenant under the definition set forth hereinabove.  Failure of Tenant to so provide Landlord with such information or a copy of the written instrument effecting the proposed sublease or assignment shall operate to prevent any such sublease or assignment from becoming effective and any such transaction shall be null and void.  Nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder, including the payment of rent.

A sublet of the demised premises or assignment of the Lease to an Affiliate of Tenant shall not require the consent of Landlord but Tenant shall notify Landlord in writing of the same as provided hereinabove.  In addition, Landlord’s recapture right and the rent sharing right contained in Section 6.1.(a) shall not apply to any Affiliate of Tenant transfer.

ARTICLE 7- Tenant’s Additional Agreements

Section 7.1.           Tenant agrees at all times during the demised term to:  (A) Keep the demised premises in a neat and clean condition.  (B) Promptly remove all waste, garbage or refuse from the demised premises.  (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of Tenant’s business.  (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

Section 7.2.           Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord’s written consent:  (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises.  (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises.  Tenant may, subject to approval by Landlord (which shall not be unreasonably withheld or delayed) and the City of Menlo Park, utilize the monument sign in front of the demised premises for Tenant’s signage.  All costs associated with such signage shall be borne by Tenant.  (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord.  (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant’s use.  (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein.  (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts.  (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted.  In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage.  (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public.  (1) Install, maintain or operate any sign except as approved in writing by Landlord.  (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises.  (K) Use the demised premises for retail, commercial or residential purposes.

Section 7.3.           Tenant agrees that it will not at any time during the demised term:  (A) Perform any act or carry on any practice which may injure the demised premises.  (B) Burn anything in or about the demised premises.  (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways.  (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose.  (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

Section 7.4.           Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality (collectively, “Applicable Laws”), and furnish satisfactory evidence of such compliance upon request of Landlord.

Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises of hazardous materials brought onto, or created at, the demised premises by Tenant or Tenant’s employees, agents, invitees or contractors, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover.  Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys’ fees) incurred by Landlord as a result of Tenant’s breach of this section regarding hazardous materials brought onto, or created at, the demised premises by Tenant or Tenant’s employees, agents, invitees or contractors, or as a result of any such discharge, leakage, spillage, emission, or pollution, regardless of whether such liability, cost, or expense arises during or after the demised term, except to the extent such liability, cost or expense is caused by the negligence of Landlord.

Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the Menlo Park Fire Protection District in accordance with applicable provisions of the Uniform Fire Code, with a copy to Landlord, demonstrating how any hazardous materials which were brought onto, or created at, the demised premises by Tenant or Tenant’s employees, agents, invitees or contractors, and which were stored, dispensed, handled or used in, at or upon the demised premises by Tenant or Tenant’s employees, agents, invitees or contractors will be transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the Menlo Park Fire Protection District) regarding the disposal of any such hazardous materials brought onto, or created at, the demised premises by Tenant or Tenant’s employees, agents, invitees or contractors.

Tenant’s obligations under this Section 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

For the avoidance of doubt, Tenant shall not be liable or responsible (legally, financially or otherwise) for any violations of or non-compliances with any Applicable Laws if such violation or non-compliance existed on the date Tenant took possession of the demised premises.

Landlord represents and warrants that, to its actual knowledge, on the date Landlord delivers possession of the demised premises to Tenant there are no hazardous materials on, in or under the demised premises.  Landlord agrees to indemnify, hold harmless, and defend Tenant against all liability, cost and expense incurred by Tenant as a result of the presence of hazardous materials on, in or under the demised premises on the date Landlord delivers possession of the demised premises to Tenant.

ARTICLE 8 - Use of Premises

Section 8.1.                                 Tenant shall use the demised premises solely for general offices, laboratory, research and development and light manufacturing, and for no other purposes without Landlord’s written consent.

ARTICLE 9 - Indemnity and Public Liability Insurance

Section 9.1.                                 Except to the extent attributable to the negligence or willful misconduct of Landlord, Tenant agrees to indemnify and save harmless Landlord from and against all claims against Landlord arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the demised premises, the sidewalks (if any) adjoining the same and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to reasonable attorneys’ fees and court costs.

Section 9.2.                                 Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord’s said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in Section 9.1. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be approved as to form and insurance company by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord’s said designees without twenty (20) days’ written notice to the Landlord and Landlord’s said designees, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Notwithstanding anything contained herein to the contrary, all insurance carried by Tenant shall be issued by responsible insurance companies licensed to do business in the State of California with an A.M. Best Company rating of A- VIII or better.

If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance,

Section 9.3.                                 Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and, except to the extent caused by the negligence or willful misconduct of Landlord or its agents, servants, contractors, or employees, hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.

ARTICLE 10 - Fire Insurance and Casualty

Section 10.1.                          1f the building on the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord’s standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord’s obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty percent (80%) of the insurable value of the building if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord.

Section 10.2.                          Tenant’s base rent shall be abated proportionately to the reduction of the utilization by Tenant of the demised premises for the conduct of Tenant’s business during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

Section 10.3.                          If the building on the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of the then monetary value thereof by an event described in Section 10.1, then Landlord may terminate this Lease by written notice to Tenant.

If Landlord does not elect to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in Section 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord’s obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises.

Section 10.4.                          Tenant will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

Section 10.5.                          Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value.

Section 10.6.                          During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire including “Special Perils” provisions for the full insurable value of Tenant’s merchandise and personal property, including wall coverings, carpeting and drapes, and the trade fixtures, furnishings and operating equipment in the demised premises, whether supplied by Tenant or existing in the demised premises upon commencement of the Lease. Landlord and Landlord’s mortgagee shall be named as additional insureds under said policy, which shall be noncancellable with respect to Landlord and Landlord’s mortgagee without twenty (20) days’ prior written notice. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

Section 10.7.                          In the event the building on the demised premises shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord’s fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

Section 10.8.                          Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

Section 10.9.                          Notwithstanding anything in this Article 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, owner’s protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

ARTICLE 11 - Repair

Section 11.1.                          Landlord agrees, at Landlord’s sole expense, to repair structural defects of the building on the demised premises throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include cracks or fissures in walls or floors, nor the requirement of painting or caulking.

Section 11.2.                          Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof (including the trade fixtures and other items being left behind by the prior tenant described in Section 3.1. above), except as to work to be performed by Landlord under Sections 11.1. and 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord’s costs of providing such maintenance. Landlord’s reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant’s obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

Section 11.3.                          Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord’s gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building; (iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord’s expense per Section 11.1. Tenant shall also, on demand, reimburse Landlord for Landlord’s gross costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord’s said gross costs as used in this Section 11.3. shall include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord’s determination of the amount of said costs and expenses will be final.

Section 11.4.                          If during the term of this Lease Landlord or Landlord’s insurance carrier requires the installation of a specialized fire control system, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

ARTICLE 12 - Fixtures & Alterations

Section 12.1.                          All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord’s sole discretion, store such fixtures at Tenant’s expense.

Section 12.2.                          Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent, if granted, may be subject to such reasonable conditions as Landlord may deem appropriate. Any such alterations, additions or improvements shall comply with all applicable codes and standards, shall be consented to by Landlord, and shall be made at Tenant’s sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an “as built” set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys’ fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises, shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, at Tenant’s sole cost and expense, forthwith remove (i) all alterations, decorations, additions or improvements installed by or for Tenant, and (ii) all wiring (including the computer network wiring and communications wiring and cabling left by the prior tenant of the demised premises for Tenant’s use) installed by or for Tenant in the demised premises and/or the building, unless excused from doing so in writing by Landlord, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal. In the event Tenant does not so remove all such alterations, decorations, additions, improvements and wiring and cabling from the demised premises and/or the building, or repair any damage caused by such removal, then Tenant agrees that Landlord may apply such sums from the Security Deposit, or recover such sums from Tenant by judgment if Tenant did not provide a Security Deposit, or if insufficient funds exist in the Security Deposit, to compensate Landlord for the removal and disposal of any of the same and/or repair of any damage therefrom to the demised premises or the building.

Notwithstanding any provisions of this Lease to the contrary, Tenant may make, at Tenant’s sole cost and expense, interior, non-structural alterations to the demised premises (other than alterations to the exterior, sprinkler and life support systems, and alterations which materially affect the mechanical/electrical system) having a cost not in excess of Five Thousand Dollars ($5,000.00) during any year without obtaining the prior consent of Landlord. All such alterations shall meet the requirements of all applicable local, state and federal regulations, rules, codes and ordinances. Tenant shall furnish Landlord with a set of “as built” plans therefor in AutoCAD format or such other format which is compatible to Landlord’s computer aided design software after any such work is completed. Tenant agrees to indemnify and hold harmless Landlord from and against all claims, actions, liabilities and damage sustained by Landlord as a result of any such work by Tenant, its agents, employees or contractors, and shall give advance notice to Landlord of any such interior repairs or replacements and shall provide Landlord with any plans and specifications with respect thereto.

ARTICLE 13 - Remedies

Section 13.1.                          Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continue for five (5) days after receipt of written notice from Landlord that such payment is due, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

(1)                                 The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).  If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant’s right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord’s rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant’s right of possession, unless

Landlord elects to terminate the same by written notice to Tenant.  Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

(2)                                 Landlord shall have the right to terminate Tenant’s possession of the Premises, and if Tenant’s right to possession of the Premises is terminated by Landlord by reason of a breach of this Lease by Tenant, or by reason of the happening of an event of default, or by reason of abandonment of the Premises by Tenant, Landlord shall be entitled, at Landlord’s election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant’s failure to perform its obligations under this Lease. The right to possession of the Premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises. Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at the legal rate of ten percent (10%) per annum. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(3)                                 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

Section 13.2.                          Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

ARTICLE 14 - Bankruptcy

Section 14.1.                          Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

Section 14.2.                          1f any of the following events occur:

(1)                                 The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

(2)                                 The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

(3)                                 The assignment of the property of Tenant for the benefit of creditors;

(4)                                 The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

(5)                                 The failure of Tenant to give written notice to Landlord provided for in Section 14.1. above;

then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

ARTICLE 15 - Surrender of Premises

Section 15.1.                          Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in Sections 12.1. and 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises in accordance with the provisions of Section 7.4.

ARTICLE 16 - Eminent Domain

Section 16.1.                          If more than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant’s business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord’s right to terminate the Lease pursuant to Section 16.4., to continue in possession of the remainder of the demised premises and shall notify Landlord in writing within ten (10) days after such taking of Tenant’s election. In the event less than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building on the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

Section 16.2.                          Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

Section 16.3.                          All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

Section 16.4.                          1f more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if any part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

Section 16.5.                          If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorate refund of any rent and all deposits paid by Tenant in advance and not yet earned.

ARTICLE 17 - Real Property Taxes

Section 17.1.                          Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord’s written statement setting forth the amount of such computation thereof. If the demised term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant’s liability for taxes for the last partial lease year shall be prorated on an annual basis.

Section 17.2.                          If the demised premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

Section 17.3.                          Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

Section 17.4.                          In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

Section 17.5.                          Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in “real property taxes” resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

Section 17.6.                          In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

ARTICLE 18 - Parking and Accommodation Areas

Section 18.1.                          Section 18.1. Landlord grants to Tenant during the demised term the non-exclusive right to use the parking facilities and other areas provided and designated as “Parking and Accommodation Areas” on Exhibit “B” hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its customers while working or visiting Tenant. Tenant agrees that its officers, agents and employees will park their automobiles only in the parking areas provided in the Parking and Accommodation Areas, and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the demised premises. Except as provided in Section 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

Section 18.2.                          All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors.

Section 18.3.                          Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord’s actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorate basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

Landlord’s said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

Section 18.4.                          The Parking and Accommodation Areas included for the purpose of this Article are those shown on Exhibit “B” outside of the building area.

Section 18.5.                          Tenant shall have the right no more than once annually to inspect the books and records of Landlord with respect to the operating and other costs referred to in Article 11 and this Article 18. Such inspections shall be completed in Landlord’s offices during normal business hours within one hundred twenty (120) days after delivery of Landlord’s annual report for Landlord’s fiscal year setting forth such costs and shall be performed by a certified public accountant employed by Tenant, and the cost thereof shall be paid by Tenant. Tenant shall give Landlord no less than thirty (30) days’ advance written notice of its intent to inspect. Tenant’s right to inspect is conditioned upon Tenant, and Tenant’s accountant, executing and delivering to Landlord appropriate confidentiality agreements acceptable to Landlord agreeing to keep the results of any such inspection confidential. Upon completion thereof, Tenant shall deliver a copy of the inspection report and accompanying data to Landlord.

If any such inspection discloses a liability for Tenant’s share of such operating costs in accordance with the provisions of the Lease which is less than the amount which Landlord billed to Tenant, Landlord shall, provided Tenant is not in default under this Lease, promptly refund to Tenant the amount which Tenant overpaid as disclosed by the inspection.

ARTICLE 19 - Miscellaneous

Section 19.1.                          Landlord and its designee shall have the right during reasonable business hours to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), (i) to inspect the same, (ii) for any purpose connected with Landlord’s rights or obligations under this Lease and, (iii) for all other lawful purposes.

Section 19.2.                          Tenant shall not be entitled to make repairs at Landlord’s expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord’s obligations for tenantability of the demised premises and Tenant’s right to make repairs and deduct the expenses of such repairs from rent.

Section 19.3.                          This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

Section 19.4.                          If Tenant should hold over after the demised term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month at a rent double that provided for under the monthly rental of the principal term of this Lease.

Section 19.5.                          Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

Section 19.6.                          Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

Section 19.7.                          Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

Section 19.8.

A.                                    Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant’s agents, employees, contractors or subcontractors, that may be secured by any mechanic’s, materialmen’s, supplier’s or other liens against the demised premises or Landlord’s interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute a default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys’ fees, shall be due and payable by Tenant to Landlord forthwith on demand.

B.                                    At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

Section 19.9.

A.                                    Tenant shall deposit with Landlord the sum specified in Section 2.4.(B)  hereof as a “Security Deposit”. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

B.                                    If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Said Security Deposit shall be returned in full to Tenant at the end of the demised term less amounts retained by Landlord to cover uncured defaults, including without limitation Tenant not leaving the demised premises in the condition as called for in this Lease.

C.                                    In the event of bankruptcy or other similar proceedings listed in Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

D.                                    In the event Landlord delivers the Security Deposit to the purchaser of Landlord’s interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit provided the purchaser has assumed liability therefor in a writing. A copy of such assumption shall be delivered to Tenant at Tenant’s written request. This provision shall also apply to any subsequent transferees.

Section 19.10.                   All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or overnight courier (provided a receipt is given), and addressed as follows:

If sent by mail to Tenant, the same shall be addressed to the Tenant at 235 Constitution Drive, Menlo Park, California 94025, or at such other place as Tenant may from time to time designate by notice to Landlord.

If sent by mail to Landlord, the same shall be addressed to Landlord at Sixty 31st Avenue, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing. Any such notice when sent by overnight courier as above provided shall be deemed duly served on the first business day following the date of such mailing.

Section 19.11.                   As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word “person” shall include corporation, firm or association.

Section 19.12.                   In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys’ fees actually incurred.

Section 19.13.                   Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

Section 19.14.                   Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

Section 19.15.                   Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

Section 19.16.                   The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Cornish & Carey Commercial, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

Section 19.17.                   Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant’s rights as set forth in Section 19.6. Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant’s interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture. Landlord shall request from each mortgagee, trustee or holder of a security instrument a commercially reasonable subordination and non-disturbance agreement in favor of Tenant.

Section 19.18.                   Landlord reserves the right during the last six months of the demised term of this Lease or the last six months of any extension hereof to enter the property during normal working hours for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale.

Section 19.19.                   The following terms as used in this Lease shall have the following meaning:

(a)                                 “Unavoidable Delay” means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

Section 19.20.                   Tenant shall at any time during the demised term, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or, at Landlord’s request, Landlord’s mortgagee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the demised premises. Tenant’s failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.

IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:		LANDLORD:

CORIUM INTERNATIONAL, INC.,		DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation		a California corporation

By:	/s/Adrian Faasse	By:	/s/ unintelligible
	Chairman and CEO		Senior Vice President
By:	/s/Gary W. Cleary	By:	/s/ unintelligible
	President and CTO		Secretary

EXHIBIT “A”

BOHANNON PARK

235 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA

DESCRIPTION OF DEMISED PREMISES

FOR

“CORIUM INTERNATIONAL, INC.”

All that certain real property situate in the State of California, County of San Mateo, City of Menlo Park and is described as follows:

A portion of Parcel 3 as shown on the map entitled “Parcel Map, Being a Resubdivision of Parcel 1 of Parcel Map, Vol. 10, Page 11, and Acreage of Lands of Bohannon, San Mateo County Records”, which map was filed in the office of the County Recorder of San Mateo County, State of California on January 20, 1975 in Volume 27 of Parcel Maps at Page 9, more particularly described as follows:

Commencing at the most westerly corner of Parcel 3 from which corner the point of beginning bears 2 courses and distances; 1.) South 67° 17’ East 32.00 feet and 2.) North 22° 43’ East 20.00 feet. Thence from said point of beginning North 22° 43’ East 157.50 feet; thence South 67° 17’ East 168.00 feet; thence South 22° 43’ West 135.00 feet; thence North 67° 17’ West 96.25; thence South 22° 43’ West 22.50 feet; thence North 67° 17’ West 71.75 feet to the point of beginning.

Containing approximately 24,294 square feet.

16' EASEMENT "D"
14' EASEMENT "B"
13.5' EASEMENT "F"
13.5' EASEMENT "E"
S. 65°01" E. 231.68'
LOT AREA
67,510 SF±
BUILDING AREA
24,294 SF±
N. 22°43' E. 296.20'
S. 22°43' W. 287.04'
P.O.B.
MOST WESTERLY CORNER
N. 67°17' W. 231.60'
30'
30'
CONSTITUTION DRIVE
N
E
S
W

BOHANNON INDUSTRIAL PARK **THE DAVID D. BOHANNON ORGANIZATION** 60 31st AVENUE SAN MATEO, CA 94403 T: (650) 345.8222 F: (650) 573.5457	PROJECT TITLE **235 CONSTITUTION DRIVE** MENLO PARK, CALIFORNIA	TENANT **CORIUM INTERNATIONAL**	**B**
	NOTE: PROPERTY DESCRIPTION	SCALE: 1" = 80'-0" DATE: 08.08.2006	EXHIBIT

EXHIBIT ‘C’

This Exhibit “C” shall consist of the plans and specifications for the Tenant Improvements which, after Landlord’s approval thereof, shall be deemed incorporated herein by reference and made a part hereof.

EXHIBIT “D”

INSURANCE REQUIREMENTS

In connection with Tenant’s work in the demised premises, including the Tenant Improvements, Tenant and its General Contractor agree to abide by the provisions of the following Insurance Requirements:

1.                                      Tenant and Tenant’s Contractor (“Contractor”) agree to defend, indemnify and hold the Landlord named in the Lease to which this is attached (“Landlord”), its agents and employees, free and harmless from and against all claims and demands arising from any act, omission or negligence of the Contractor, its licensees, agents, servants or employees, or arising from any accident causing, or allegedly causing, bodily injury (including liability for personal injury or death), or damage to property to whomsoever belonging, arising out of, or allegedly arising out of, Contractor’s performance of work under the contract with Tenant, or arising out of or in connection with any defects or deficiencies or claimed defects or deficiencies in the materials or services provided by the Contractor, regardless of whether such defects or deficiencies or claimed defects or deficiencies occur or arise during performance, or after completion and acceptance, of Contractor’s work.

2.                                      Contractor agrees, at its own expense, to obtain and keep in full force and effect during the term hereof, with company(ies) acceptable to Landlord:

A)                                   Workmen’s Compensation Insurance as required by State Law, including Employer’s Liability with a limit of no less than $1,000,000.00.

B)                                   Commercial Bodily Injury and Property Damage Liability Insurance (including Contractor’s Protective Liability) to protect against any bodily injury, injuries to any person or persons, or damage to property to whomsoever belonging, arising out of or in connection with Contractor’s performance of work under this contract. Bodily Injury Liability Insurance shall provide a limit of liability of not less than $2,000,000.00 for claims of any one person and no less than $2,000,000.00 against claims of two or more persons injured in any one occurrence. Property Damage Liability Insurance shall provide a limit of liability of not less than $2,000,000.00 against claims arising from any one occurrence.

C)                                   Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment owned, hired, and non-owned, with a minimum aggregate liability amount per occurrence of not less than $1,000,000.00.

All such polices required under this agreement shall name the Landlord, its agents and employees, as additional insureds, except Workmen’s Compensation Insurance.

3.                                      Contractor agrees to provide Landlord with Certificates of Insurance issued by the insurance company(ies) acknowledging its obligation as herein set forth and further agreeing to notify Landlord in writing thirty (30) days prior to any reduction in limits of liability or amounts of insurance or any restrictive endorsement in or cancellation of any policy(s) issued as herein required.

4.                                      The Liability Policy covers the Indemnity Clause above and in the Lease between Landlord and Tenant.

5.                                      All above policies, except the Workers Compensation, shall name Landlord, its agents and employees, as additional insureds thereunder.

6.                                      All insurance companies representing Tenant’s Contractor must be licensed to do business in the State of California and shall carry an A.M. Best Company rating of A- VIII or better. This requirement is for all policies including but not limited to: Property, Liability, Commercial, Automobile, Boiler and Machinery, Crime, Umbrella or Excess Liability and Workers Compensation.

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EXHIBIT “E”

This Exhibit “E” is hereby made a part of that certain Lease for demised premises at 235 Constitution Drive, Menlo Park, California, between David D. Bohannon Organization, a California corporation, as Landlord, and Corium International, Inc., a Delaware corporation, as Tenant, to which this Exhibit is attached.

As an inducement to Tenant to lease the demised premises from Landlord, Landlord agrees to provide to Tenant a lump sum payment in the amount of Seventy Two Thousand Eight Hundred Eighty Two Dollars ($72,882.00) (the “Inducement’) within thirty (30) days after all of the following conditions have been met: (i) the Lease has been executed and delivered by the parties and is in full force and effect; (ii) Tenant has accepted delivery of the demised premises; (iii) Tenant is not in default under the terms of the Lease; (iv) Tenant has completed Tenant’s Improvements in the demised premises; (v) Tenant has, within ten days after Tenant’s Improvements are completed, recorded a Notice of Completion in the San Mateo County Recorder’s Office and has provided Landlord with a copy thereof; (vi) Tenant’s architect has provided Landlord with a statement certifying and warranting that the demised premises has been constructed in complete compliance with the mutually approved drawings and specifications; (vii) Tenant is occupying the demised premises; (viii) Tenant has commenced the payment of rent to Landlord; (ix) Tenant has provided Landlord with final unconditional lien releases from Tenant’s general contractor(s), suppliers, materialmen, and all subcontractors who have done work on the demised premises, and no liens have been filed; and (x) Tenant has provided Landlord with a written request therefor.

In the event Tenant vacates or abandons the demised premises during the term of the Lease, then the unamortized portion of said Inducement paid by Landlord to Tenant pursuant to the provisions hereof determined from the date of such vacation or abandonment until the scheduled expiration of the term, shall, without limiting any of Landlord’s other rights and remedies contained in the Lease, immediately become due and payable.

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made this 15th day of November, 2013, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as “Landlord”, and CORIUM INTERNATIONAL, INC., a Delaware corporation, herein referred to as “Tenant”.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease entitled “Business Park Lease” dated October 13, 2006, for certain demised premises located at 235 Constitution Drive, Menlo Park, California, as more particularly described in said Lease, and

WHEREAS, the Lease is scheduled to expire on December 31, 2013, and

WHEREAS, Landlord and Tenant desire to make certain amendments to the Lease and extend the demised term of the Lease, all as more particularly set out hereinbelow.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to  amend the Lease as follows:

1.                                      The demised term of the Lease is hereby extended for one (1) year commencing on January 1, 2014 (the “Effective Date”), to and including December 31, 2014 (the “Extended Term”).

2.                                      Base rent payable pursuant to Section 2.1 of the Lease shall be payable during the Extended Term commencing January 1, 2014, to and including December 31, 2014, in the amount of Four Hundred Ninety Five Thousand Five Hundred Ninety Seven and 60/100 Dollars ($495,597.60) per annum, payable in twelve (12) equal monthly installments of Forty One Thousand Two Hundred Ninety Nine and 80/100 Dollars ($41,299.80).

3.                                      Effective as of the Effective Date, the following Section 11.5 shall be inserted at the end of Article 11 of the Lease:

“Section 11.5. Notwithstanding the provisions of Section 11.3 and Section 18.3 hereof to the contrary, Tenant’s obligation to reimburse Landlord for (i) costs associated with the replacement (as opposed to repairs and maintenance) of the roof membrane and underlayment and the heating, ventilating and air-conditioning (HVAC) units furnished by Landlord which serve the office areas of the demised premises only (i.e., not including HVAC units serving laboratories, clean rooms, warehouse or research and development portions of the demised premises), and (ii) the cost of any capital improvement made by Landlord pursuant to Article 11  and/or Article 18 of this Lease during the demised term and required under good accounting practice to be amortized, shall be limited to a proportionate share of such replacement or capital improvement costs (the “Reimbursement Amounts”) calculated as follows.

(a)                                 if such costs are incurred during the initial demised term of this Lease (i.e., through and including December 31, 2013), by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the initial demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

(b)                                 if such costs are incurred during the Extended Term or any subsequent extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including the Extended Term and any subsequent extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the Extended Term of this Lease (and any subsequent extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant, at Tenant’s option, shall pay any Reimbursement Amounts, either as they become due, or as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten percent (10%) per annum.

The limitations on Tenant’s liability for expenses hereunder shall in no event apply to any costs for replacements occasioned by (x) Tenant’s negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant’s business, all of which costs shall be borne solely by Tenant.”

4.                                      It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. Capitalized terms herein shall have the same meaning as in the Lease. If there is any conflict between the provisions of this Amendment to Lease and the provisions of the Lease, the provisions contained in this Amendment to Lease shall control.

5.                                      This Amendment to Lease shall be construed under the laws of the State of California. If any provision of this Amendment to Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment to Lease shall not be affected thereby and each provision of this Amendment to Lease shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:		LANDLORD:
CORIUM INTERNATIONAL, INC.,		DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation		a California corporation

By:	/s/Peter D. Staple	By:	/s/ unintelligible
Peter D. Staple
	President and CEO		Senior Vice President

		By:	/s/ unintelligible

Secretary

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